UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/08/2005

OYO GEOSPACE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-36727

DE	76-0447780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of Principal Executive Offices, Including Zip Code)

(713) 986-4444
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 8, 2005, OYO Geospace Corporation, a Delaware corporation (the "Registrant"), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with OYO Corporation U.S.A., a Texas corporation (the "Selling Stockholder"), and the underwriters named therein with respect to the sale by the Selling Stockholder of 1,250,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Registrant and, at the underwriters' option, an additional 150,000 shares of the Registrant's Common Stock. The foregoing shares of the Registrant's Common Stock were registered under the Securities Act of 1933, as amended, pursuant to the Registrant's shelf registration statement on Form S-3/A (File No. 333-124314). The Registrant filed with the Securities and Exchange Commission a prospectus supplement dated August 8, 2005 to the prospectus dated May 20, 2005 pursuant to Rule 424 (b)(3) under the Securities Act of 1933, as amended, relating to the sale of the foregoing shares of the Registrant's Common Stock.

Certain schedules to the underwriting agreement have not been filed with the exhibit. The schedules contain lists of certain intellectual property information of the Registrant and its subsidiaries and ownership information regarding the subsidiaries. The Registrant agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

Item 9.01.    Financial Statements and Exhibits

1.1 Underwriting Agreement.
5.1 Opinion of Fulbright & Jaworski L.L.P.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: August 09, 2005.	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-1.1	Underwriting Agreement.
EX-5.1	Opinion of Fulbright & Jaworski L.L.P.